SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549





                          FORM 8-K/A(5)


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       October 4, 1995



                                Lynch Corporation
      (Exact name of registrant as specified in its charter)



        INDIANA                     1-106                  38-1799862
(State or other jurisdiction    (Commission         (IRS Employer
       of Corporation)          file Number)      Identification No.)



     Eight Sound Shore Drive, Suite 290, Greenwich, CT              06830
     (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:   (203/629-3333




  (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

     Reference is made to Item 2 of the Form 8-K Registrant and in particular to the description of the Spinnaker Subordinated Note issued to ALCO, the Conversion Documents including the Put Agreements and Registrant's obligations with respect thereto. ALCO has exercised its rights under the Put Agreements to sell the subordinated debt back to Spinnaker, and pursuant to an agreement with ALCO the closing is now scheduled for late March, 1996.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LYNCH CORPORATION
                                        (Registrant)



                                        s/ Robert E. Dolan
                                        Robert E. Dolan
                                        Chief Financial Officer

Date:  March 14, 1996